UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consent of Note Holders to Deferral of Interest and Issuance of Additional Debt

As previously disclosed, Cambridge Heart, Inc. (the “Company”) is a party to certain Subscription Agreements entered into by the Company and the subscribers thereto, dated as of January 17, 2012, February 28, 2012 and May 23, 2012 (collectively, the “Prior Subscription Agreements”), pursuant to which the Company issued 8% secured convertible promissory notes, warrants to purchase shares of the common stock of the Company and additional investment rights. Under the terms of the Prior Subscription Agreements, the holders of at least sixty-five percent (65%) of each affected component of the securities issued pursuant to the Prior Subscription Agreements may consent to take or forebear from any action permitted under or in connection with the Prior Subscription Agreements or any other documents entered into pursuant to the Prior Subscription Agreements (collectively, the “Prior Transaction Documents”), modify any Prior Transaction Document or waive any default or requirement applicable to the Company or the subscribers under the Prior Transaction Documents. On July 31, 2012, the Company issued additional 8% secured convertible promissory notes in connection with the exercise by certain subscribers of additional investment rights (together with the notes issued pursuant to the Prior Subscription Agreements, the “Prior Notes”)

On October 17, 2012, the holders of more than 65% of the outstanding principal balance of the Prior Notes consented to (i) the deferral of the interest payments on the Prior Notes that would otherwise be due on October 1, 2012 and January 1, 2013 until the earlier to occur of (a) March 31, 2013, (b) the decision by the Company’s board of directors that the Company has sufficient capital to pay the deferred interest, (c) the sale of the Company or (d) the bankruptcy of the Company; (ii) the issuance by the Company of up to $300,000 in additional debt that is senior to the Prior Notes in right of payment and with respect to proceeds; and (iii) agreed to execute such amendments to the Prior Transaction Documents as necessary to give effect to the foregoing.

Entry into Subscription Agreement and Issuance of Convertible Notes

On October 17, 2012, the Company issued and sold in a private placement secured promissory notes (the “New Notes”) in the aggregate principal amount of $150,000 pursuant to the terms of a Subscription Agreement dated October 17, 2012 between the Company and two current shareholders of the Company, including Roderick de Greef, the Chairman of the Board of the Company (the “Subscription Agreement”). The securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The New Notes will mature on March 31, 2013 (the “Maturity Date”) and bear interest at the rate of 8% payable on the Maturity Date. The New Notes may be prepaid at any time without premium.

The New Notes are secured by all of the assets of the Company. The Company is currently seeking an amendment to the Security Agreement between the Company and each of the Prior Note holders to permit the New Note holders to have the right to receive payments prior and in preference to the holders of the Prior Notes.

The New Notes may be accelerated under certain circumstances, including upon a Fundamental Transaction (as defined below) or upon an Event of Default (as defined in the New Notes). In the event that (a) the Company effects any merger or consolidation with or into another entity, (b) the Company sells all or substantially all of its assets, (c) a tender offer or exchange offer is completed pursuant to which holders of the Company’s common stock are permitted to tender or exchange their shares for other securities, cash or property, (d) the Company completes a stock purchase or other business combination whereby one or more persons acquire more than 50% of the outstanding shares of common stock of the Company, (e) any “person” or “group” (as defined for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, 50% of the aggregate common stock of the Company or (f) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (each, a “Fundamental Transaction”), then until twenty business days after the Company notifies the New Note holder of the occurrence of the Fundamental Transaction, the New Note holder may elect to accelerate the Maturity Date of the New Note as of the date of the Fundamental Transaction. Upon an Event of Default, then, at the option of the New Note holder, all principal and interest under the New Note then remaining unpaid will be immediately due and payable upon demand by the New Note holder.

Pursuant to the Subscription Agreement, the Company agreed to certain positive and negative covenants as set forth in the Subscription Agreement and the New Notes. The holders of at least 65%  of the principal amount of the New Notes, the Prior Notes and any New Notes issued in any Additional Senior Note Offering (as defined in the Subscription Agreement) may consent to take or forebear from any action permitted under or in connection with the Subscription Agreement or the New Notes, modify the Subscription Agreement or the New Notes or waive any default or requirement applicable to the Company or the subscribers under the Subscription Agreement or the New Notes provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the holders to each other remains unchanged. Additionally, any amendment, modification or waiver that affects a holder of New Notes in a manner different from other holders of New Notes shall require the consent of such holder of New Notes and any amendment, modification or waiver that adversely affects the holders of New Notes or New Notes issued in any Additional Senior Note Offering in a manner different from holders of Prior Notes shall require the consent of the holders of at least 70% of the principal amount of New Notes and New Notes issued in any Additional Senior Note Offering.

The foregoing summary description of the Subscription Agreement and the New Notes is qualified in its entirety by reference to the definitive transaction documents, which are attached as exhibits 4.1 and 10.1 to this Current Report on Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

As of October 17, 2012, 100,112,960 shares of the Company’s common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

4.1	Form of 8% Senior Secured Note issued on October 17, 2012

10.1	Subscription Agreement, dated as of October 17, 2012, by and among the Company and certain subscribers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: October 22, 2012	By:	/s/ Vincenzo LiCausi
Vincenzo LiCausi
Chief Financial Officer